EXHIBIT 4.1

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 30, 2012, among GWR Operating Partnership, L.L.L.P., a Delaware limited liability limited partnership (the “Company”), Great Wolf Finance Corp., a Delaware corporation (“Great Wolf Finance” and, together with the Company, the “Issuers”), the Guarantors listed on the signature pages hereto, and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH:

WHEREAS the Issuers and the Guarantors party thereto have heretofore executed and delivered to the Trustee an Indenture, dated as of April 7, 2010, as amended by the First Supplemental Indenture, dated as of May 28, 2010 (as may be further amended, modified or supplemented from time to time, the “Indenture”) providing for the issuance of the Issuers’ 10.875% First Mortgage Notes due 2017 (the “Notes”), initially in the aggregate principal amount of $230,000,000;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Issuers and the Trustee are authorized to execute and deliver this Supplemental Indenture with the written consent (the “Consents”) of the Holders of at least a majority in the aggregate principal amount of the Notes then outstanding voting as a single class (the “Required Consents”);

WHEREAS the Issuers have solicited consents from Holders to the amendments contained herein (the “Proposed Amendments”) and the execution of this Supplemental Indenture upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated March 13, 2012 (as amended or supplemented from time to time, the “Consent Solicitation Statement”) and the accompanying Consent Letter;

WHEREAS, the Issuers have received Consents to the Proposed Amendments and the execution of this Supplemental Indenture from Holders of approximately 56.1% of the principal amount of the Notes then outstanding voting as a single class and calculated in accordance with the Indenture, and accordingly the Issuers have received the Required Consents;

WHEREAS, pursuant to Section 9.02(a) of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (a) the resolutions of the Board of Directors of Great Wolf Resorts authorizing the execution of this Supplemental Indenture referred to in Section 9.02 of the Indenture, (b) evidence satisfactory to the Trustee of the receipt of the Required Consents referred to in Section 9.02 of the Indenture and (c) the Officers’ Certificate and Opinion of Counsel referred to in Section 9.06 of the Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

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ARTICLE I

EFFECTIVENESS OF THE SUPPLEMENTAL INDENTURE

SECTION 1.01.  Effectiveness.  This Supplemental Indenture shall become effective as of the date hereof; provided that the amendments to the Indenture set forth in ARTICLE III hereof shall not become operative until (a) the completion of the Equity Tender Offer (as defined in the Consent Solicitation Statement) on or prior to July 10, 2012 (the “Transaction Condition”) and (b) the payment by the Issuers of the COC Consent Fee (as defined in the Consent Solicitation Statement) to the Paying Agent (as defined in the Consent Solicitation Statement) on behalf of the Holders who delivered the Required Consents (the time the conditions set forth in clauses (a) and (b) are satisfied being referred to herein as the “Amendment Operative Time”).

ARTICLE II

CAPITALIZED TERMS; RELATION TO INDENTURE; GENERAL REFERENCES

SECTION 2.01.  Capitalized Terms.  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

SECTION 2.02.  Relation to Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  This Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 2.03.  General References.  All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein,” “hereof,” “hereunder” and any other words of similar import refer to this Supplemental Indenture.

ARTICLE III

AMENDMENTS TO INDENTURE

SECTION 3.01.  Additional Definitions. The following definitions are hereby added to Section 1.01 of the Indenture in proper alphabetical sequence:

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 12, 2012, by and among K-9 Holdings, Inc., K-9 Acquisition, Inc. and Great Wolf Resorts, as such agreement is amended by the First Amendment to Agreement and Plan of Merger, dated as of April 6, 2012, the Second Amendment to Agreement and Plan of Merger, dated as of April 18, 2012 and the Third Amendment to Agreement and Plan of Merger, dated as of April 20, 2012, and as may be further amended from time to time.

SECTION 3.02.  Change of Control.  The definition of “Change of Control” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

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“Change of Control” means the occurrence of any of the following:

(1)           the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Great Wolf Resorts or the Company and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)           the adoption of a plan relating to the liquidation or dissolution of Great Wolf Resorts or the Company;

(3)           the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Great Wolf Resorts, measured by voting power rather than number of shares;

(4)           the first date upon which Great Wolf Resorts ceases to own directly or indirectly 100% of the Equity Interests in the Company;

(5) Great Wolf Resorts or the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Great Wolf Resorts or the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Great Wolf Resorts or the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Great Wolf Resorts or the Company outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction); or

(6) the first day on which a majority of the members of the Board of Directors of Great Wolf Resorts are not Continuing Directors.

Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of Great Wolf Resorts, the Company or any of their direct or indirect parent companies shall not itself be considered a “Person” or “group” for purposes of clause (3) above; (B) the transfer of assets between or among the Parent Guarantors, the Issuers or the Company’s Subsidiaries shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of Great Wolf Resorts or the Company with or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of Great Wolf Resorts’ or the Company’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing Great Wolf Resorts or the Company in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure and accordingly, no Change of Control Offer shall be required to be made under Section 4.17 or any other provision of the Indenture; (D) the term “Change of Control” shall not include (i) the consummation of the transactions contemplated by the Merger

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Agreement or (ii) thereafter, any direct or indirect changes to the internal organization or management structure of Apollo Global Management, LLC or Apollo Management Holdings GP, LLC or their related investment funds, alternative investment vehicles and managers, and accordingly, no Change of Control Offer shall be required to be made under Section 4.17 or any other provision of the Indenture; and (E) a “Person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement.

SECTION 3.03.  Effect of the Proposed Amendments.  The parties hereto hereby agree that the Issuers shall not be required under Section 9.05 of the Indenture to issue a new Note reflecting the terms amended in accordance with this Supplemental Indenture. The parties further agree that any Notes issued after the date hereof shall reflect the terms of the Indenture as amended by this Supplemental Indenture.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.  Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 4.02.  Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.  Furthermore, the Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.  The Trustee enters into this Supplemental Indenture strictly to give effect to the commercial agreement reached between the Issuers and the Holders, and on the basis of Holder consent, authorization and direction, as evidenced by the Required Consents.

SECTION 4.03.  Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 4.04.  Effect of Headings.  The section headings herein have been inserted for convenience of reference only, and are not intended to be considered a part thereof and shall not modify or restrict any of the terms or provisions hereof.

[Rest of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GWR OPERATING PARTNERSHIP, L.L.L.P.

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GREAT WOLF FINANCE CORP.

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: President

GREAT WOLF RESORTS, INC.

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GWR OP GENERAL PARTNER, LLC

By:	Great Wolf Resorts, Inc., its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

Signature Page to Second Supplemental Indenture

BHMH, LLC

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GRAPEVINE BEVERAGE, INC.

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Authorized Representative

GREAT LAKES SERVICES, LLC

By:	GWR Operating Partnership, L.L.L.P., its Managing Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

Signature Page to Second Supplemental Indenture

GREAT WOLF LODGE OF GRAPEVINE, LLC

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GREAT WOLF LODGE OF KANSAS CITY, LLC

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GREAT WOLF LODGE OF PKI, LLC

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

Signature Page to Second Supplemental Indenture

GREAT WOLF LODGE OF TRAVERSE CITY, LLC

By:	GWR Operating Partnership, L.L.L.P., its Managing Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GREAT WOLF LODGE OF WILLIAMSBURG, LLC

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

GREAT WOLF OF WILLIAMSBURG SPE, LLC

By:	Great Wolf Lodge of Williamsburg, LLC, its Sole Member

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

Signature Page to Second Supplemental Indenture

MASON FAMILY RESORTS, LLC

By:	Great Wolf Lodge of PKI, LLC, its Manager

By:	GWR Operating Partnership, L.L.L.P., its Sole Member

By:	GWR OP General Partner, LLC, its General Partner

By:	Great Wolf Resorts, Inc, its Sole Member

By:	/s/ Kimberly K. Schaefer
Name: Kimberly K. Schaefer
Title: Chief Executive Officer

Signature Page to Second Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ R. Jason Fry
Name: R. Jason Fry
Title: Vice President

Signature Page to Second Supplemental Indenture